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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-91931, 33-16188,
33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-38361, 33-52760,
33-52758, 33-52756, 33-52762, 333-16113, 333-56119, 333-56752, 333-62759,
333-68566, and 333-100436 and Form S-3 No. 333-46329) of Keane, Inc. and in the
related Prospectuses of our report dated February 10, 2003, except for Note Q, as to which the date is February 28, 2003, with respect to the consolidated financial statements of Keane, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                  /s/ Ernst and Young LLP

BOSTON, MASSACHUSETTS
March 21, 2003